Exhibit 99.1

May 4, 2017

IDACORP, Inc. Announces First Quarter Results, Reaffirms 2017 Earnings Guidance

BOISE--IDACORP, Inc. (NYSE: IDA) recorded first quarter 2017 net income attributable to IDACORP of $33.1 million, or $0.66 per diluted share, compared with $25.7 million, or $0.51 per diluted share, in the first quarter of 2016.

"First quarter results improved over the same period last year, largely in line with our expectations. Energy sales at Idaho Power increased over the comparative period, benefiting from colder temperatures and continued growth in our service area. However, the fixed cost adjustment mechanism tempered much of the weather-related benefits,” said IDACORP President and CEO Darrel Anderson.

“Economic activity remains strong in Idaho Power's service area, with new customers coming online and existing large-load customers building new facilities. Employment levels are growing and we continue to receive high levels of interest from companies seeking to expand or site in our service area.

“For the full year, we continue to project Idaho Power’s use of additional accumulated deferred investment tax credits under the Idaho regulatory settlement to be less than $10 million,” added Anderson. IDACORP is reaffirming its full year 2017 earnings guidance in the range of $3.90 to $4.05 per diluted share.

Performance Summary

A summary of financial highlights for the quarter ended March 31, 2017 is as follows (in thousands except per share amounts):

	Three months ended March 31,
	2017	2016
Net income attributable to IDACORP, Inc.	$33,102	$25,729
Average outstanding shares – diluted (000’s)	50,397	50,337
IDACORP, Inc. earnings per diluted share	$0.66	$0.51

The table below provides a reconciliation of net income attributable to IDACORP for the three months ended March 31, 2017, from the three months ended March 31, 2016 (items are in millions and are before related tax impact unless otherwise noted).

	Three months ended
Net income attributable to IDACORP, Inc. - March 31, 2016		$25.7
Change in Idaho Power net income:
Usage per customer, net of associated power supply costs and power cost adjustment (PCA) mechanism impacts	9.1
Fixed cost adjustment (FCA) revenues	(6.1)
Changes in revenues per MWh due to customer usage	1.5
Customer growth, net of associated power supply costs and PCA mechanism impacts	2.7
Third-party use of electric property, wheeling, and other revenue	2.8
Other operating and maintenance expenses	(2.2)
Depreciation expense	(1.1)
Other changes in operating revenues and expenses, net	(0.2)
Increase in Idaho Power operating income	6.5
Earnings of unconsolidated equity-method investments	1.3
Changes in other non-operating income and expenses	0.8
Additional Accumulated Deferred Investment Tax Credits (ADITC) amortization	1.4
Income tax expense (excluding additional ADITC amortization)	(3.1)
Total increase in Idaho Power net income		6.9
Other changes (net of tax)		0.5
Net income attributable to IDACORP, Inc. - March 31, 2017		33.1

IDACORP's net income increased $7.4 million for the first quarter of 2017 compared with the first quarter of 2016. The increase was driven primarily by a $6.9 million increase in Idaho Power's net income.
At Idaho Power, an increase in sales volumes on a per-customer basis contributed $9.1 million to operating income in the first quarter of 2017 compared with the first quarter of 2016, but was largely offset by a $6.1 million decrease in revenues from the application of the FCA mechanism. Temperatures in Idaho Power's service area were colder than normal in the first quarter of 2017 and were significantly colder than first quarter 2016 temperatures. The cold weather resulted in increased residential sales volumes on a per-customer basis and caused an increase in the proportion of residential sales in higher rate categories under Idaho Power's tiered rate structure. These higher tiered rates drove a $1.5 million increase to operating income. Customer growth further drove higher sales volumes, lifting operating income by $2.7 million, as the number of Idaho Power customers grew by 1.9 percent over the prior twelve months. In addition to these changes in general business revenues, Idaho Power benefited from a $2.8 million increase in third-party use of electric property, wheeling, and other revenue due to a new long-term wheeling agreement as well as an increase in Idaho Power's Open Access Transmission Tariff rates, which was effective in October 2016.

Partly offsetting these increases, other operating and maintenance expenses were $2.2 million higher, compared with the same period in the prior year. Weather affected the timing and amount of certain operating and maintenance expenses during the quarter.
The increase in income tax expense was principally the result of higher income before income taxes, partially offset by an increase in additional ADITC amortization. Based on Idaho Power's current expectations of full-year 2017 results, Idaho Power recorded $1.9 million of additional ADITC amortization under its Idaho regulatory settlement stipulation during the first quarter of 2017 compared with $0.5 million in the first quarter of 2016. Idaho Power currently expects to use less than $10 million of additional ADITC for the full-year 2017.
2017 Annual Earnings Guidance and Key Operating and Financial Metrics

IDACORP is reaffirming its earnings guidance estimate for 2017. The 2017 guidance incorporates all of the key operating and financial assumptions listed in the table that follows (in millions, except per share amounts):

	Current(1)	Previous(2)
IDACORP Earnings Guidance (per share)	No Change	$3.90-$4.05
Idaho Power Operating & Maintenance Expense	No Change	$345-$355
Idaho Power Additional Amortization of ADITC	No Change	Less than $10
Idaho Power Capital Expenditures (excluding allowance for funds used during construction)	No Change	$290-$300
Idaho Power Hydroelectric Generation (MWh)	8.0-10.0	7.0-9.0
(1) As of May 4, 2017.
(2) As of February 23, 2017, the date of filing IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2016.

More detailed financial information is provided in IDACORP's Quarterly Report on Form 10-Q filed today with the U.S. Securities and Exchange Commission and posted to the IDACORP Web site at www.idacorpinc.com.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live webcast on the company's website (www.idacorpinc.com), or by calling (800) 242-0681 for listen-only mode. There is no passcode required; simply request to be connected to the "IDACORP, Inc." call. The conference call logistics are also posted on the company's website and will be included in the company's earnings news release. Slides will be included during the conference call. To access the slide deck, register for the event just prior to the call at www.idacorpinc.com/investor-relations/earnings-center/conference-calls. A replay of the conference call will be available on the company's website for a period of 12 months and will be available shortly after the call.

Background Information

IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. Idaho Power began operations in 1916 and employs approximately 2,000 people to serve a 24,000-square-mile service area in southern Idaho and eastern Oregon. With 17 low-cost hydroelectric projects as the core of its generation portfolio, Idaho Power's more than 535,000 residential, business and agricultural customers pay some of the nation's lowest prices for electricity. To learn more about IDACORP or Idaho Power, visit www.idacorpinc.com or www.idahopower.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "continues," "estimates," "expects," "guidance," "intends," "potential," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of decisions by the Idaho and Oregon public utilities commissions, the Federal Energy Regulatory Commission, and other regulators that impact Idaho Power's ability to recover costs and earn a return; (b) the expense and risks associated with capital expenditures for infrastructure, and the timing and availability of cost recovery for such expenditures; (c) changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area and the loss or change in the business of significant customers, and their associated impacts on loads and load growth, and the availability of regulatory mechanisms that allow for timely cost recovery in the event of those changes; (d) the impacts of economic conditions, including inflation, the potential for changes in customer demand for electricity, revenue from sales of excess power, financial soundness of counterparties and suppliers, and the collection of receivables; (e) unseasonable or severe weather conditions, wildfires, drought, and other natural phenomena and natural disasters, which affect customer demand, hydroelectric generation levels, repair costs, and the availability and cost of fuel for generation plants or purchased power to serve customers; (f) advancement of generation or energy efficiency technologies that reduce loads or reduce Idaho Power's sale of electric power; (g) adoption of, changes in, and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and threatened and endangered species, and the ability to recover resulting increased costs through rates; (h) variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydroelectric facilities; (i) the ability to acquire fuel, power, and transmission capacity under reasonable terms, particularly in the event of unanticipated power demands, lack of physical availability, transportation constraints, or a credit downgrade; (j) accidents, fires (either at or caused by Idaho Power's facilities), explosions, and mechanical breakdowns that may occur while operating and maintaining Idaho Power's assets, which can cause unplanned outages, reduce generating output, damage the companies’ assets, operations, or reputation, subject the companies to third-party claims for property damage, personal injury, or loss of life, or result in the imposition of civil, criminal, and regulatory fines and penalties; (k) the increased power purchased costs and operational challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio; (l) disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission system may cause Idaho Power to incur repair costs and purchase replacement power at increased costs; (m) the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance; (n) reductions in credit ratings, which could adversely impact access to capital markets, increase costs of borrowing, and would require the posting of additional collateral to counterparties pursuant to credit and contractual arrangements; (o) the ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk, and the failure of any such risk management and hedging strategies to work as intended; (p) changes in actuarial assumptions, changes in interest rates, and the return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities; (q) the ability to continue to pay dividends based on financial performance and in light of contractual covenants and restrictions and regulatory limitations; (r) changes in tax laws or related regulations or new interpretations of applicable laws by federal, state, or local taxing jurisdictions, the availability of tax credits, and the tax rates payable by IDACORP shareholders on common stock dividends; (s) employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the impact of an aging workforce and retirements, the cost and ability to retain skilled workers, and the ability to adjust the labor cost structure when necessary; (t) failure to comply with state and federal laws, regulations, and orders, including new interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and fines and increase the cost of compliance, the nature and extent of investigations and audits, and the cost of remediation; (u) the inability to obtain or cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydroelectric facilities; (v) the cost and outcome of litigation, dispute resolution, and regulatory proceedings, and the ability to recover those costs or the costs of operational changes through insurance or rates, or from third parties; (w) the failure of information systems or the failure to secure data, failure to comply with privacy laws, security breaches, or the direct or indirect effect on the companies' business or operations resulting from cyber attacks, terrorist incidents or the threat of terrorist incidents, and acts of war; (x) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, or the failure to successfully implement new technology solutions; and (y) adoption of or changes in accounting policies and principles, changes in accounting estimates, and new U.S. Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Stephanie McCurdy
Director of Investor Relations	Corporate Communications
Phone: (208) 388-2728	Phone: (208) 388-6973
JForsberg@idacorpinc.com	SMcCurdy@idahopower.com

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